EXHIBIT 10.4

                                 POWERDSINE LTD.

                          SECTION 102 STOCK OPTION PLAN


1. PURPOSE. PowerDsine Ltd. (the "COMPANY") Section 102 Stock Option Plan (the "PLAN") is intended to (i) provide a method whereby employees (including officers and directors who are employees) of the Company who are making and are expected to continue making substantial contributions to the successful management and growth of the Company (the "PARTICIPANTS") may be offered an opportunity to acquire Ordinary Shares of the Company, of nominal value NIS 0.10 each, subject to adjustment for share splits and combinations ("ORDINARY SHARES" or "SHARES"), in order to increase their proprietary interests in the Company and their incentive to remain in and advance in the employ of the Company and,
(ii) attract and retain personnel of experience and ability by granting such persons an opportunity to acquire Ordinary Shares in order to obtain a proprietary interest in the Company. Accordingly, the Company may, from time to time, grant options to purchase Ordinary Shares of the Company on the terms and conditions hereinafter established, to such employees as may be selected in the manner hereinafter provided (the "OPTION(S)"). Options and the Shares issuable thereunder shall be held in escrow for the benefit of such employees by or in the name of an escrow agent approved for such purposes by the Israel Tax Authority (the "TRUSTEE"). A Participant to whom an Option has been duly granted in accordance with the provisions of this Plan may sometimes be referred to herein as an "OPTION HOLDER".

2.      APPLICATION OF SECTION 102 OF THE INCOME TAX ORDINANCE

        (a) The provisions governing the exemption of tax for options granted or shares issued to employees as embodied in Section 102 of the Israel Income Tax Ordinance (New Version) (the "ORDINANCE") and its regulations, Income Tax Rules (Tax Benefits in Stock Issuance to Workers) 5349-1989 (the "RULES") shall be applied to the Plan, and the Options. The Trustee and each Participant in this Plan shall comply with the Ordinance and Rules and with the Escrow Agreement entered into between the Company and the Trustee.

        (b) No Participant in this Plan shall claim an exemption from Israeli tax pursuant to Sections 95 or 97(a) of the Income Tax Ordinance (New Version) or pursuant to the Law for the Encouragement of Industry (Taxes) 5729-1960 in connection with a transfer by such Participant of an Option prior to the end of the "Holding Period" as defined in Rule 1(i) of the Rules.

        (c) Each Participant shall be obligated to immediately notify the Company and the Trustee of his/her request, if any, to the Income Tax Authority pursuant to Rule 6(b) of the Rules in the event the Shares underlying the Options are registered on any stock exchange. Nothing herein shall obligate the Company to register its shares or any portion of its shares on a stock exchange.

        (d) The Options and the Shares issued upon exercise of the Options, as the case may be, shall be held by the Trustee for two (2) years from the date of the grant of the Option. After the two (2) year holding period and subject to any further period under Section 7(f), the Trustee may release the Options to the Participant only after (i) the receipt by the Trustee of an acknowledgment from the Income Tax Authority that the Participant has paid any applicable tax due pursuant to the Ordinance and the Rules, or (ii) the Trustee withholds any applicable tax due pursuant to the Ordinance and Rules.

        (e) In the event a share dividend (bonus shares) is declared on Shares acquired pursuant to an Option, such dividend shares shall be subject to the provisions of Sections 2 and 7 and the holding period for such dividend shares shall be measured from the commencement of the holding period for the Option.

        (f) The exemption under Section 102 of the Ordinance shall be forfeited and the Option Holder shall be required to pay any applicable tax promptly at such time as: (i) the Option Holder's employment is terminated during the two (2) year holding period (other than because of death or some other reason acceptable to the Income Tax Authority); (ii) the Company or the Option Holder fail to comply with one or more other conditions for the exemption as required by the Ordinance, Rules or Income Tax Authority; or (iii) the Income Tax Authority withdraws or cancels the exemption for the Plan or the particular Option Holder. Notwithstanding the loss of an exemption, the Trustee shall continue to hold the Option (to the extent the Option remains exercisable following termination of employment) for the remainder of the applicable holding period under Section 102 of the Ordinance.

3. ADMINISTRATION. The Plan shall be administered by a Stock Option Committee (the "COMMITTEE") appointed by the Board of Directors of the Company (the "BOARD"). The Committee shall consist of no fewer than three (3) members who may also be members of the Board and participate in the Plan.

        Subject to: (i) the terms and conditions of the Plan; and (ii) relevant commitments of the Company; and (iii) provisions of the Israeli Companies Law 5759-1999, as same may be amended or replaced from time to time (the "COMPANIES LAW"), the Committee shall have full power and authority, in its discretion, from time to time, and at any time, to recommend to the Board, or subject to any applicable law, to determine on the following matters: (a) designation of Participants to whom Options shall be granted; (b) the terms and provisions of the Notice of Grant of an Option to be executed by the Company and by each Participant receiving an Option under this Plan (the "NOTICE OF GRANT"); (c) the number of Shares to be covered by each Option; (d) provisions concerning , the time(s) at which and the extent to which an Option shall be granted, any conditions upon which the vesting of an Option may be accelerated and the nature and duration of restrictions as to transferability or restrictions constituting substantial risk of forfeiture; (e) acceleration of the right of a Participant to exercise, in whole or in part, any previously granted Option; (f) other terms and conditions of Options; (g) except as hereinafter provided, the Option exercise price and the term during which the Options may be exercised; (h) interpretation of the provisions and supervision over the administration of the Plan; and (i) any other matter which is necessary or desirable for, or incidental to administration of the Plan.

        Appointment and removal of members of the Committee and the work procedures of the Committee, including but not limited to, convening meetings, quorum for meetings, adjournment and majority provisions shall be as for other committees of the Company's Board, as same are set forth in the Company's Articles of Association, as same may be in effect from time to time (the "ARTICLES").

4. INTERPRETATION AND AMENDMENT. The interpretation, construction or determination of any provisions of the Plan by the Board shall be final and conclusive. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

        The Board may, at any time, amend, alter, suspend or terminate the Plan; provided, however, that any such action shall not impair any Options previously granted under the Plan.

5. PARTICIPANTS. Options may be granted under the Plan for the benefit of key employees of the Company (including employees who are also directors or officers of the Company).

        Receipt of stock options under any other stock option plan maintained by the Company shall not, for that reason, preclude a Participant from receiving Options under the Plan, provided however, that no Participant shall be granted Options if prior to the grant or as a result of the exercise of the Option, such Participant would hold, directly or indirectly in his/her name or with a relative as defined in the Ordinance (i) 10% of the outstanding shares of the Company, (ii) 10% of the voting power of the Company, (iii) the right to hold or purchase 10% of the outstanding equity or voting power, or (iv) the right to obtain 10% of the "profit" of the Company as defined in the Ordinance.

6.      ORDINARY SHARES.

        (a) The number of Ordinary Shares which may be issued under the Plan from time to time shall be determined from time to time by the Board.

        (b) Shares issued under Options within two (2) years from the date of the grant will be issued to the Trustee for the benefit of the Participant. .

        (c) In the event that a Participant's rights to Shares cease to vest under an Option, such Shares may be reissued under new Options allocated pursuant to the Plan.

        (d) The Company shall at all times during the term of any outstanding Option under the Plan, reserve and keep available, such number of Ordinary Shares as will be sufficient to satisfy the requirements all outstanding Options. The Company shall pay all original issue taxes, if any, with respect to the issuance of Ordinary Shares pursuant to an exercise of an Option and all other fees and expenses necessarily incurred by the Company in connection with such exercise. The Company shall use its best efforts to comply with all laws and regulations which, in the opinion of its legal counsel, shall be applicable to the Company in connection with the Plan.

        (e) All share certificates issued upon a valid exercise of an Option under the Plan shall be endorsed with the following legend, or with a legend substantially similar hereto:

        "The shares represented by this certificate, have not been registered under the Securities Act of 1933 or under the securities laws of any state. These shares have been acquired for investment and not with a view to distribution or resale, and may not be sold, transferred, pledged or hypothecated in the absence of an effective registration statement for such shares under the Securities Act of 1933 and such state securities laws as maybe applicable or the delivery to POWERDSINE LTD. of an opinion of counsel, reasonably acceptable to it, to the effect that registration is not required under such Act or such state securities laws.

        The foregoing restrictions terminate when the shares may be freely transferred without restriction under Rule 144, under the Securities Act of 1933, or any successor thereto, and may be disregarded thereafter.

        Any disposition of any interest in the securities represented by this certificate is subject to certain restrictions, and the securities represented by this certificate are subject to an option and option terms, contained in PowerDsine Ltd.'s stock option plan and notice of grant between the record holder hereof and the Company, a copy of which will be mailed to any holder of this certificate without charge within five (5) days of receipt by the Company of a written request therefore".

7. TERMS AND CONDITIONS OF OPTIONS. Options granted pursuant to the Plan shall be subject to terms as the Committee shall, from time to time, approve, but subject, nevertheless, to the following terms and conditions:

        (a) The total number of Ordinary Shares to which an Option relates shall be specified in the Notice of Grant.

        (b)     No fractional Shares shall be issued with respect to any Option.

        (c) The Option exercise price per Ordinary Share issuable upon the exercise of an Option, as the case may be, shall be such amount as may be determined by the Board or the Committee and such price shall be set forth in the Notice of Grant.

        (d) Notwithstanding any other provision of the Plan, the term of an Option shall be for a period of not more than ten (10) years and one (1) day from the date such Option is granted.

        (e) An Option must be granted within ten (10) years of the date the Plan is adopted by the Board.

        (f) Notwithstanding any other provisions of the Plan, the Trustee shall hold the Option, in favor of an Option Holder or his/her successors or heirs for at least two (2) years after the grant of the Option or such longer period as may be required for the full exercise of the Option.

        (g) Subject to sub-section (f), the Notice of Grant shall state the time or times at which it may be exercised in whole or in part (but in no event earlier than two (2) years from the date of the grant).

        (h) Subject to Section 7A below, holders of Shares issued pursuant to an Option may be permitted to vote their shares, including through the Trustee, as the case may be, in any meeting of holders of Ordinary Shares.

        (i) The provisions of this Section 7 relating to the time of exercise, restrictions against disposition and vesting of the Options shall be applied according to terms and conditions, and at such other time and dates, as the Board or the Committee may from time to time establish.

7A.     LIMITATIONS AND RESTRICTIONS ON ORDINARY SHARES. Subject to applicable law, the Option Holder shall have no rights of a shareholder with respect to Ordinary Shares to be acquired by the exercise of the Option until a certificate(s) representing such Shares are issued to him/her or the Trustee for his/her benefit, as the case may be. Upon issuance of a certificate(s) to the Option Holder or the Trustee on his/her behalf, as the case may be, shall have the rights of a shareholder and shall be subject to the terms and conditions that apply to the holders of the Company's shares as same are contained in the Articles.

8.      TERMINATION OF EMPLOYMENT.

        (a) DISABILITY AND RETIREMENT. If the Option Holder ceases to be employed by the Company as a result of his/her Disability (as defined herein) or his/her retirement with the consent of the Company, then any Option that is exercisable by him/her at the time he/she ceases to be employed by the Company, and only to the extent such Option is exercisable as of such time, may be exercised by him/her within two (2) years after the date of Disability or one
(1) year after the date of retirement with the consent of the Company. As used herein, "Disability" shall mean any physical or mental illness or injury as a result of which the Option Holder remains absent from work or is otherwise prevented from rendering his/her services to the Company for: (x) a period of two (2) consecutive months; or (y) an aggregate of two (2) months in any twelve
(12) month period. Disability shall occur upon the end of such period.

        (b) DISMISSAL WITHOUT CAUSE. If the Option Holder ceases to be employed by the Company as a result of his/her dismissal without cause, then any portion of the Option that is exercisable by him/her at the time he/she ceases to be employed by the Company, and only to the extent such Option is exercisable as of such time, may be exercised by him/her within sixty (60) days after the date he/she ceases to be employed by the Company.

        (c) DISMISSAL WITH CAUSE. If the Option Holder ceases to be employed by the Company as a result of his/her dismissal for cause (as such term is defined in the Option Holder's individual employment agreement with the Company, OR if there is no such employment agreement, then cause shall mean termination of employment which under Israeli law denies the holder's entitlement to severance pay), then the rights of the Option Holder with respect to the Option granted to him/her shall terminate immediately whether or not all or any portion of the Option is then exercisable. However, the Board may, in its sole discretion, determine that the Option, to the extent that it has vested and is exercisable by the Option Holder at the time he/she ceases to be employed by the Company, and only to the extent that the Option has vested and is exercisable as of such time, may be exercised by him/her within thirty (30) days after such termination of employment.

        (d) Notwithstanding the foregoing, any termination of employment prior to the expiration of the two (2) year period required under Section 102 of the Ordinance and Rules may subject the Option Holder to forfeiture of the tax benefits available under Section 102 of the Ordinance.

        (e) Except as provided hereof, an Option may not be exercised unless, at the time the Option is exercised and at all times from the date the Option was granted to the Option Holder, the Option Holder shall then be and shall have been, an employee of the Company.

9. DEATH. Subject to the provisions of Section 102 of the Ordinance, if an Option Holder shall die while in the employ of the Company, his/her estate, personal representative or beneficiary shall have the right to exercise the entire Option granted to the Option Holder pursuant to the Plan at any time within two (2) years from the date of his/her death (or within such shorter period as may be determined by the Board), in respect of the total number of

Shares as to which he/she would have been entitled to exercise at the date of his/her death.

9A.     LEGAL PROCEEDINGS. In the event of the institution of any legal proceedings directed to the validity of the Plan or the Option, the Company may, in its sole discretion, and without incurring any liability therefore to the Option Holder, terminate the Option.

10. STOCK SPLITS, MERGERS, ETC. In case of any Change in Capitalization (as defined below), appropriate adjustments shall be made by the Board, whose determination shall be final, to the number of Shares and Option exercise price per Share which may be purchased under outstanding Options. The Company may provide for immediate maturity of all outstanding Options prior to the effectiveness of such merger, sale of assets or similar transaction, with all Options not being exercised within the time period specified by the Board being terminated. Solely for purposes of the Plan, "CHANGE IN CAPITALIZATION" shall mean any increase, reduction or change or exchange of shares for a different number or kind of shares or other securities by reason of a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants or rights, dividend or other distribution (whether in the form of cash, stock or other property), stock split, spin-off, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

11.     TRANSFERABILITY.

        (a) Options are not assignable or transferable, except by will or the laws of descent and distribution to the extent set forth in Section 9 and, Options, during the lifetime of the Option Holder, may be exercised only by him/her. More particularly (but without limiting the generality of the foregoing), the Option may not be, except as provided above, pledged or hypothecated in any way, assignable by operation of law, or subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions of the Plan, and the levy of any execution, attachment, or similar process upon the Option, shall be null and void and without effect; provided, however, that if the Option Holder shall die while in the employ of the Company his/her estate, personal representative, or beneficiary shall have the right to exercise the Option to the extent provided in Section 9 above.

        (b) The sale and/or transfer of the Shares subject to an Option to any third party shall require the consent of the Board. The Board shall not consent to a share transfer to a third party in the event that such third party's shareholding in the Company may, in the Board's opinion, prejudice the Company's interests.

        (c) Without derogating from the above, the rights of first refusal set forth in the Company's Articles with regard to the sale and/or transfer of shares shall apply to the Shares underlying any Option.

12. EXERCISE OF OPTIONS. An Option may be exercised by written notice to the Company at its offices. The notice shall refer to the Option being exercised (specific reference to the Notice of Grant of the Option and its date) and the number of Ordinary Shares in respect of which the Option is being exercised. The exercise notice shall be signed by the Option Holder and shall be accompanied by payment in full of the exercise price stated in the Notice of Grant of Option.

        The Company shall issue the Shares, in the name of the Trustee for the benefit of the person(s) exercising the Option and deliver a share certificate(s) to the Trustee representing such Shares as soon as practicable following the exercise by the Option Holder and payment of the exercise price to the Company.

        If the Option is being exercised by a person(s) other than the Option Holder, pursuant to Section 9 above, such notice shall be accompanied by appropriate proof of the right of such person(s) to exercise the Option.

13. NOTICE OF GRANT OF OPTION. Notice of Grant of Options under the Plan shall be in writing, duly executed and delivered by or on behalf of the Company and the Option Holder, shall contain such terms and conditions as the Committee deems advisable. If there is any conflict between the terms and conditions of any Notice of Grant of Option and of the Plan, the terms and conditions of the Plan shall prevail.

14.     PAYMENT.

        (a) The Option Holder shall waive a portion of his/her salary payment in consideration for the Option.

        (b) The exercise price, shall be payable in cash or by certified check. The Board, in its sole discretion, may allow payment in cash, at the minimum, nominal value of the Ordinary Shares being exercised and execution of a recourse promissory note for the balance of the Option exercise price.

15. WITHHOLDING TAX AND OTHER RESTRICTIONS ON ISSUING SHARES. The exercise of each Option shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any shares otherwise deliverable upon such exercise upon any securities exchange or under any national, state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise in the delivery or purchase of shares pursuant thereto, then in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

        The Company may require an additional payment equal to all applicable withholding taxes which may be imposed on the difference between the exercise price of the Ordinary Shares issuable upon the exercise of an Option and the fair market value of such Shares as of the date of exercise (which sum will be paid in due course by the Company to the applicable agencies as income taxes withheld on income resulting from the exercise of the Option).

16. TERM OF PLAN. The Plan shall terminate ten (10) years after the Plan is adopted by the Board, subject to earlier termination as provided in Section 9A above.

17. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Ordinary Shares or the exercise of Options granted under the Plan will be used for general corporate purposes.

18. OBLIGATION TO EXERCISE OPTION. The granting of an Option shall impose no obligation on the Option Holder to exercise such Option.

19. CONTINUANCE OF EMPLOYMENT. Neither the Plan nor the Grant of an Option in a Notice of Grant of Option shall impose any obligation on the Company to continue the employment of any Option Holder, and nothing in the Plan or the grant of an Option in a Notice of Grant of Option shall confer upon any Option Holder any right to continue in the employ of the Company or conflict with the right of either to terminate such employment at any time.

20. ENFORCEABILITY. The provisions of this Plan shall be binding upon the Option Holder, his/her estate, personal representatives and beneficiaries.

21. LOCK-UP. In any registration of the Company's shares, any Option Holder shall abide by a "lock-up" period of up to one hundred and eighty (180) days, if requested by the underwriter or the Company in such registration.

22. EFFECTIVENESS OF THE PLAN. The Plan shall become effective on the date of its adoption by the Board, but subject, nevertheless, to such approvals as may be required by any public authorities, including but not limited to the Income Tax Authority and the fulfillment of any other requirement under any applicable law.

23. NOTICES. Each notice relating to the Plan and the Notice of Grant of an Option shall be in writing and delivered in person or by first class mail, postage prepaid, to the address last known of the person/entity to be notified. Each notice shall be deemed given on the date it is received. The Company's address is: 1 Hanagar Street, Neve Neeman B Industrial Zone, P.O.B 7220, Hod Hasharon 45421, Israel.

24. GOVERNING LAW. This Plan and the Notice of Grant shall be governed by and construed under the laws of the State of Israel.